Consent of Independent Registered Public Accounting Firm

Interface, Inc.
Atlanta, Georgia
We hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 28, 2024, relating to the consolidated financial statements and schedule and the effectiveness of internal control over financial reporting, of Interface, Inc. and Subsidiaries (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ BDO USA, P.C.
Atlanta, Georgia
June 4, 2024